SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 24, 2001


                         Promistar Financial Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Pennsylvania                     0-12377                  25-1441348
----------------------------         --------------         ------------------
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)          Identification No.)


                 551 Main Street, Johnstown, PA           15907-1146
          -------------------------------------------   -------------
           (Address of principal executive offices)       (Zip code)


       Registrant's telephone number, including area code: (814) 532-3801





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                            Exhibit Index on page 5.

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Item 5.     Other Events.

         On February 25, 2001, Promistar Financial Corporation (the "Promistar"), announced that it and FNH Corporation ("FNH") had entered into an Agreement and Plan of Reorganization, dated as of February 24, 2001 (the "Agreement"), which sets forth the terms and conditions pursuant to which FNH would be merged with and into Promistar (the "Merger"). The Agreement provides, among other things, that as a result of the Merger, each outstanding share of common stock of FNH will be converted into the right to receive 15 shares of Promistar's common stock. Consummation of the Merger is subject to a number of conditions, including, but not limited to, the approval of the Agreement and the Merger by the shareholders of FNH and the receipt of requisite regulatory approvals. A copy of the Agreement is filed as Exhibit 2.1 hereto and is hereby incorporated herein by reference.

         Pursuant to the Agreement, FNH's banking subsidiary, First National Bank of Herminie ("Herminie Bank"), will be merged into Promistar's banking subsidiary, Promistar Bank. Pursuant to the Agreement, three directors of FNH will become directors of Promistar, two directors of FNH will become directors of Promistar Bank, one director of FNH will become a director of the Promistar Trust FNH and one director of FNH will become a director of Promistar Investment Advisors, Inc.

         In connection with the Agreement, Promistar and FNH entered into a Stock Option Agreement, dated as of February 24, 2001, pursuant to which FNH granted Promistar an option (the "Option") to purchase up to 38,749 shares of FNH's common stock (subject to adjustment as set forth therein), which would represent 19.99% of FNH's outstanding shares of common stock, at a purchase price of $210.00 per share (subject to adjustment as set forth therein). The Option will become exercisable upon the occurrence of certain events, as specified in the Stock Option Agreement, none of which has occurred as of February 26, 2001. A copy of the Stock Option Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

         The joint press release, dated February 25, 2001, issued by Promistar and FNH with respect to the announcement of the transaction described herein is attached hereto as Exhibit 99.1 and is hereby incorporated herein by reference in its entirety.

         The foregoing descriptions of and references to all of the above-mentioned agreements and documents are qualified in their entirety by reference to the complete texts of the agreements and documents which are filed herewith and incorporated by reference herein as exhibits to this Current Report on Form 8-K.

         The press release incorporated herein by reference contains forward-looking statements with respect to the financial condition, results of operations and business of Promistar upon consummation of the Merger, including statements relating to: (a) the estimated cost savings and accretion to the reported earnings that will be realized from the Merger, (b) the estimated impact on revenues of the Merger, and (c) the restructuring charges expected to


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                            Exhibit Index on page 5.

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be incurred in  connection  with the Merger.  These  forward-looking  statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) estimated cost savings from the Merger cannot be fully realized within the expected time frame, (2) revenues following the Merger are lower than expected, (3) competitive pressure among depository institutions increases significantly, (4) costs or difficulties related to the integration of the businesses of Promistar and FNH are greater than expected, (5) changes in the interest rate environment reduce interest margins, (6) general economic conditions, either nationally or in the markets in which Promistar will be doing business, are less favorable than expected, or (7) legislation or changes in regulatory requirements adversely affect the business in which Promistar would be engaged.

Item 7.     Financial Statements and Exhibits.

         (a)      Not applicable

         (b)      Not applicable

         (c)      Exhibits

                  Exhibit 2.1 Agreement and Plan of Reorganization, dated as of February 24, 2001, between Promistar and FNH.

                  Exhibit 10.1 Stock Option Agreement, dated as of February 24, 2001, between Promistar and FNH.

                  Exhibit 99.1  Press Release dated February 25, 2001.








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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PROMISTAR FINANCIAL CORPORATION




                                       By: /s/ John H. Anderson
                                           -----------------------
                                           John H. Anderson
                                           Chairman and
                                           Chief Executive Officer


Dated:  February 26, 2001














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                            Exhibit Index on page 5.


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                                  EXHIBIT INDEX
                                  -------------


  Exhibit 2.1 Agreement and Plan of Reorganization, dated as of February 24, 2001, between Promistar and FNH.

  Exhibit 10.1 Stock Option Agreement, dated as of February 24, 2001, between Promistar and FNH.

  Exhibit 99.1   Press Release dated February 25, 2001.
















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